                                                               Exhibit 11.1

PAYLESS CASHWAYS, INC. AND SUBSIDIARY

COMPUTATION OF PER SHARE EARNINGS
---------------------------------------

(In thousands, except per share amounts)



                                                              Thirteen Weeks Ended               Thirty-Nine Weeks Ended
                                                        --------------------------------     --------------------------------
                                                         August 26,          August 27,       August 26,         August 27,
                                                            1995                1994             1995                1994
                                                        ------------        ------------     ------------        ------------

PRIMARY
-------

Net income before extraordinary item                    $   8,146          $  18,345         $   8,895          $  34,620

 Less:
      Preferred stock dividends                            (1,395)            (1,289)           (4,104)            (3,792)
                                                        ----------         ----------        ----------         ----------

Income before extraordinary item
     available to common shareholders                       6,751             17,056             4,791             30,828

Extraordinary item:  early extinguishment of debt              --                288                --                343
                                                        ----------         ----------        ----------         ----------

Net income available to common shareholders             $   6,751          $  17,344         $   4,791          $  31,171
                                                        ----------         ----------        ----------         ----------
Weighted average common and dilutive common
     equivalent shares outstanding                         40,116             40,320            39,969             40,321
                                                        ----------         ----------        ----------         ----------

Income per common share before
     extraordinary item                                 $     .17          $     .42         $     .12          $     .76

Extraordinary item per common share                            --                .01                --                .01
                                                        ----------         ----------        ----------         ----------

Net income per common share                             $     .17          $     .43         $     .12          $     .77
                                                        ==========         ==========        ==========         ==========




FULLY DILUTED
-------------

Net income before extraordinary item                    $   8,146          $  18,345         $   8,895          $  34,620

 Less:
      Preferred stock dividends                            (1,395)            (1,289)           (4,104)            (3,792)
                                                        ----------         ----------        ----------         ----------

Income before extraordinary item
     available to common shareholders                       6,751             17,056             4,791             30,828

Extraordinary item:  early extinguishment of debt              --                288                --                343
                                                        ----------         ----------        ----------         ----------

Net income available to common shareholders             $   6,751          $  17,344         $   4,791          $  31,171
                                                        ----------         ----------        ----------         ----------
Weighted average common and dilutive common
     equivalent shares outstanding                         40,116             40,320            39,969             40,321
                                                        ----------         ----------        ----------         ----------

Income per common share before
     extraordinary item                                 $     .17          $     .42         $     .12          $     .76

Extraordinary item per common share                            --                .01                --                .01
                                                        ----------         ----------        ----------         ----------

Net income per common share                             $     .17          $     .43         $     .12          $     .77
                                                        ==========         ==========        ==========         ==========

